Exhibit 99.1

BAKKEN RESOURCES CONFERENCE CALL INVITATION

HELENA, MONTANA. November 20, 2017 – Bakken Resources, Inc. (OTCQX: BKKN) will be holding a conference call for current and prospective shareholders on Monday, November 27 at 10 am Mountain Standard Time. The call will be hosted by Dan Anderson, Chief Financial Officer, and Karen Midtlyng, Corporate Secretary.

The Company recently completed filing all outstanding reports with the SEC. The Company will summarize recent results on the call and briefly discuss intended operational plans going forward into next quarter and the following fiscal year.

Questions from current and prospective shareholders are welcome. Questions should be submitted prior to the call via email no later than 5:00 pm MT on November 22, 2017. Callers should email questions to karen@bakkenresourcesinc.com or dan@bakkenresourcesinc.com.

Domestic callers should dial (800) 309-2350 international callers should dial (805) 309-2350. The call access number is 563-6330. Please call in to the line 10 minutes prior to the start time of the call. A transcript of the call is expected to be available within two (2) weeks of the call.

ABOUT BAKKEN RESOURCES, INC.

BAKKEN RESOURCES, INC. is an oil and gas company with activities currently focused on acquiring mineral leases and non-operating oil mineral interests throughout the United States.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, as well as Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than those of historical facts are forward-looking statements. Such statements may pertain to projections of the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, and costs. They may also address plans and objectives of Company’s management for future operations. The Company typically associates forward-looking statements with words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “should,” “goal,” “may,” “will,” and “believe.” Forward-looking statements may also be associated with stylistic variants of the terminology just listed.

In particular, express and implied statements concerning the Company’s future operating results and returns are forward-looking statements. Forward-looking statements are not guarantees of performance, and the Company makes no representation about the accuracy of any information presented or derived from any third party sites or information.

For further information please contact Karen Midtlyng, Corporate Secretary, (406) 442-9444.